SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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AGILYSYS, INC.
(Name of registrant as specified in its charter)

MAK Capital Fund LP,
Paloma International L.P.,
Sunrise Partners Limited Partnership,
MAK Capital One LLC,
MAK GP LLC,
Trust Asset Management LLP,
Michael A. Kaufman,
S. Donald Sussman,
and
R. Andrew Cueva
 (Name of person(s) filing proxy statement, if other than the registrant)

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SHAREHOLDERS APPROVE MAK CAPITAL’S PROPOSAL TO INCREASE STAKE IN AGILYSYS

New York, NY, February 18, 2010 –MAK Capital Fund LP and Paloma International L.P., the parent of Sunrise Partners Limited Partnership, and other related entities (collectively, the “MAK Group”) today announced that at the special meeting held by Agilysys today, the shareholders of Agilysys, Inc. (NasdaqGS: AGYS) voted for the MAK Group’s proposal seeking approval to acquire additional shares of Agilysys to increase their stake in the Company to 20% or more but less than 33 1/3% under Ohio law.

Michael A. Kaufman, the managing member of MAK Capital One LLC, commented, “We are very pleased with the overwhelming support that we received from fellow shareholders and thank them for their endorsement. We would also like to reaffirm our commitment to continue to work constructively with the Board of Directors to create value for all shareholders.”

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Contacts:

Investors:
MacKenzie Partners, Inc.
Larry Dennedy/Daniel Sullivan, 212-929-5500